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                                                                 Exhibit 3(m)(1)

                           CERTIFICATE OF AMENDMENT

                      OF CERTIFICATE OF INCORPORATION OF

                       ICF KAISER / GEORGIA WILSON, INC.


     ICF Kaiser / Georgia Wilson, Inc., a corporation organized and existing under the General Corporation Law of Delaware (the "Corporation"), hereby does certify:

     1.  The name of the Corporation is ICF Kaiser / Georgia Wilson, Inc.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out Article 1.01 thereof and by substituting in lieu of said Article the following new Article:

     Article 1.01.  Name.  The name of the Corporation is:
     ------------   ----

                           Kaiser / Georgia Wilson, Inc.

     3. That in lieu of a meeting and vote of the stockholders, the sole stockholder of the Corporation has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     4. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on November 17, 1999


  /s/ Shaun M. Martin
---------------------------
Shaun M. Martin / Secretary